UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

☑ Filed by the Registrant          ☐ Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

EQUIFAX INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts!
EQUIFAX INC. 2026 Annual Meeting of Shareholders Vote by May 6, 2026 11:59 PM ET. For shares held in a Plan, vote by May 5, 2026 11:59 PM ET.

1550 PEACHTREE STREET, N.W. ATLANTA, GEORGIA 30309

V86115-P46179-Z92057

You invested in EQUIFAX INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 7, 2026.

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 23, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*	Please check the meeting materials for any special requirements for meeting attendance. If you are attending the meeting in person, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the

upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Board
Voting Items		Recommends

1.	Election of ten Director Nominees:

Nominees:

1a.	Mark W. Begor	For

1b.	Mark L. Feidler	For

1c.	Karen L. Fichuk	For

1d.	G. Thomas Hough	For

1e.	Barbara A. Larson	For

1f.	Robert D. Marcus	For

1g.	Scott A. McGregor	For

1h.	John A. McKinley	For

1i.	Melissa D. Smith	For

1j.	Audrey Boone Tillman	For

2.	Advisory vote to approve named executive officer compensation (“say-on-pay”).	For

3.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2026.	For

4.	Advisory vote to lower the ownership threshold to call a special meeting of shareholders to 25%.	For

5.	Shareholder proposal to lower the ownership threshold to call a special meeting of shareholders to 10%.	Against

The proxies are authorized to vote in their discretion upon other matters that may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

V86116-P46179-Z92057